MPS GROUP, INC.

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-17715, 333-18695, 333-49505, 333-67271 and 333-106855) and on Form S-8 (Nos. 333-99262, 333-06899, 333-15701, 333-16043, 333-30445, 333-41305, 333-49495, 333-49493, 333-58261, 333-69915, 333-79001, 333-88329, 333-64252 and 333-131942) of MPS Group, Inc. of our report dated March 14, 2006 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Jacksonville, Florida

March 14, 2006